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                                    AGREEMENT FOR
                          PURCHASE OF JOINT VENTURE INTEREST

                                          BY

                             PLATINUM ENTERTAINMENT, INC.

                                         FROM

                                     PRIVATE INC.



                            DATED AS OF NOVEMBER 12, 1996

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

                                    AGREEMENT FOR
                          PURCHASE OF JOINT VENTURE INTEREST


    This AGREEMENT FOR PURCHASE OF JOINT VENTURE INTEREST (this "Agreement") is made and entered into as of this 12th day of November, 1996, by and among PRIVATE, INC., a Delaware corporation ("Seller"), BERTELSMAN MUSIC GROUP, INC., a Delaware corporation ("BMG"), HOUSE OF BLUES RECORDS, INC., a Delaware corporation ("HOB") and PLATINUM ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"). The parties agree that the defined term "Private" shall include Private Music, a division of Private. Private and BMG shall be referred to herein as the "Selling Parties".


                                   R E C I T A L S

    A. Reference is hereby made to that certain Heads of Agreement, dated April 28, 1994, by and among Seller, HOB and BMG, which agreement is attached hereto as Exhibit A (the "JV Agreement"). Private is a wholly owned subsidiary of BMG.

    B. Pursuant to the JV Agreement, HOB and Seller, as equal (50/50) partners, established a joint venture (the "Joint Venture") for the purpose of establishing a record label and engaging in the recording business.

    C. Seller desires to sell, assign and transfer all of Seller's interest in the Joint Venture, including, without limitation, all of Seller's rights, benefits, liabilities and obligations under the JV Agreement (the "Interest") to Purchaser, and Purchaser desires to purchase and accept the assignment of the Interest from the Seller on the terms and subject to the conditions set forth in this Agreement, and become a substitute partner in the Joint Venture with HOB.

    NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I

                           ASSIGNMENT AND SALE OF INTERESTS

    On the terms and subject to the conditions hereof, at the Closing, Seller hereby agrees to sell, assign and transfer ("Transfer") the Interest to Purchaser. Purchaser, under each of the terms, conditions and provisions contained herein, hereby agrees to purchase and accept the assignment of the Interest from the Seller, and assume all of the obligations and liabilities of Seller as a partner in the Joint Venture, in exchange for the payment of the purchase price specified in ARTICLE II to the Seller. Seller agrees that immediately prior to the consummation of the transactions contemplated herein, all amounts due to the Seller from the Joint Venture, including, without limitation, any and all payables of the Joint Venture which are payable to Seller, shall be contributed by the Seller to the capital of the Joint Venture and shall become part of the Interest purchased hereunder. The Selling Parties agree, at the Closing, to provide the Joint Venture with the documentation necessary in order to memorialize such contribution.

                                      ARTICLE II

                                    PURCHASE PRICE

    The purchase price for the Interest shall be equal to $3,063,183 (the "Purchase Price"). The parties hereto acknowledge that Purchaser has previously deposited into an escrow account $350,000 as earnest money (the "Earnest Money Deposit"), which Seller shall receive at the Closing and which amount shall be credited against the Purchase Price due Seller under this Article II. The Purchase Price (less the Earnest Money Deposit) shall be paid at Closing by wire transfer of immediately available funds to an account of Seller at a bank specified by Seller in writing at least two business days prior to the Closing Date.


                                     ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

    The Selling Parties, jointly and severally, represent and warrant (subject to Section 3.8 hereof) to Purchaser as follows:

    3.1  ORGANIZATION AND QUALIFICATION.

         (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Joint Venture has the requisite joint venture power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed as in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

    3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Selling Parties has all necessary corporate right, power and authority to execute and deliver this Agreement and the Assignment and Assumption Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Assignment and Assumption Agreement by the Selling Parties and the consummation by the Selling Parties of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Selling Parties and no other corporate proceedings by the Selling Parties are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Selling Parties and, assuming the due authorization, execution and delivery thereof by (and enforceability against) the other parties hereto, constitutes the legal, valid and binding obligation of the Selling Parties, enforceable against the Selling Parties in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

    3.3 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery by the Selling Parties of this Agreement and the Assignment and Assumption Agreement, the consummation by the Selling Parties of the transactions contemplated hereby and thereby and compliance by the Selling Parties with the provisions hereof and thereof will not (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under any provision of the Organizational Documents of the Selling Parties or the Joint Venture, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (c) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Contract (including, without limitation the JV Agreement), or give to any third party any right of termination, cancellation, amendment or acceleration under any Contract or result in the creation of a Lien on the Interest or any assets or properties of the Joint Venture, or (d) violate or conflict with any judgment, order, writ, injunction or Law applicable to the Selling Parties, the Joint Venture or the Interest. Except as specified in Part 3.3 of the Disclosure Letter, the Joint Venture is not a party to, nor are any of its assets bound by, any Contract, other than the JV Agreement.

    3.4 FINANCIAL STATEMENTS. Seller has previously delivered to Purchaser a true, accurate and complete copy of the balance sheet of the Joint Venture as of June 30, 1996 and October 31, 1996 (the "Financial Statements"). The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by the Joint Venture, except as otherwise noted therein, and except as set forth in PART 3.4 OF THE DISCLOSURE LETTER, presents fairly in all material respects, the financial position of the Joint Venture as of the respective dates and the results of its operations and changes in financial position for the periods presented therein, as the case may be.

    3.5 OWNERSHIP INTERESTS. PART 3.5 OF THE DISCLOSURE LETTER sets forth (a) all of the issued and outstanding interests of the Joint Venture, including without limitation, any preferred or priority interests (together with any accrued and unpaid returns thereon), and (b) the participating percentages and the type of interest held by each Joint Venture partner. The Joint Venture does not own any interest in any corporation, limited partnership, limited liability company, joint venture, trust or other entity. The Interest is owned by Seller free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever ("Liens"), with the exception of any Liens created by the JV Agreement. Seller has good and valid title to the Interest.

    3.6 JV AGREEMENT. Except as set forth in PART 3.6 OF THE DISCLOSURE LETTER, all of the terms and conditions of the Joint Venture are set forth in the JV Agreement and no other agreement, document or understanding (oral or written) of any nature exists with respect to either the establishment of the Joint Venture or the relationship between the parties who comprise the Joint Venture. The JV Agreement has not been amended, modified, restated, superseded or nullified in any manner whatsoever. No Selling Party has received any notice of a default by any of the Selling Parties or any other party under the JV Agreement which has not been cured. The JV Agreement is a valid and binding agreement and enforceable in accordance with the terms and conditions set forth therein (assuming that the JV Agreement is valid, binding and enforceable against the other parties thereto). Each of the Selling Parties is in compliance in all respects with the terms and provisions of the JV Agreement. To the knowledge of the Selling Parties, HOB is in compliance with the provisions of the JV Agreement.

    3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on PART 3.7 OF THE DISCLOSURE LETTER, to the actual knowledge of the Selling Parties, the Joint Venture has no liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due which would cause a material adverse effect on the Joint Venture.

    3.8 HOB ACTIONS. The parties hereto agree that no representation and warranties are made by the Selling Parties with respect to any state of facts pertaining to, or actions taken by, HOB involving the Joint Venture; provided that Selling Parties are not aware of any such state of facts or actions involving HOB which would render the representations and warranties made by the Selling Parties incorrect or untrue.

    3.9 CAUSES OF ACTION. To the Selling Parties' actual knowledge, none of the Selling Parties have any claims or causes of action against Purchaser as of the Closing Date; provided, that no representation or warranty is made as to claims or causes of action (whether actual or potential) relating, directly or indirectly, to the Joint Venture, the Interest or any other matters contemplated herein.

                                    ARTICLE III-A

                        REPRESENTATIONS AND WARRANTIES OF HOB

    HOB hereby represents and warrants to the other parties hereto as follows:

    3.1-A     JV AGREEMENT.  Except as set forth on PART 3.6 OF THE DISCLOSURE
LETTER, all of the terms and conditions of the Joint Venture are set forth in the JV Agreement and no other agreement, document or understanding (oral or written) of any nature exists with respect to either the establishment of the Joint Venture or the relationship between the parties who comprise the Joint Venture. The JV Agreement has not been amended, modified, restated, superseded or nullified in any manner whatsoever. HOB has not received any notice of a default by HOB or any other party under the JV Agreement which has not been cured. The JV Agreement is a valid and binding agreement and enforceable in accordance with the terms and conditions set forth therein (assuming that the JV Agreement is valid, binding and enforceable against the other parties thereto). HOB is in compliance in all respects with the terms and provisions of the JV Agreement. To the knowledge of HOB, each of the Selling Parties is in compliance with the provisions of the JV Agreement.

    HOB hereby represents (but does not warrant) to the other parties hereto as follows:

    3.2-A     GENERAL.  Except as set forth on PART 3.7 OF THE DISCLOSURE
LETTER, to the actual knowledge of HOB, the Joint Venture has no liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due which would cause a material adverse effect on the Joint Venture.


                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser hereby represents and warrants to the Selling Parties as follows:

    4.1 AUTHORITY. Purchaser hereby represents and warrants to Seller that Purchaser has the full corporate right, power and authority to execute this Agreement and the Assignment and Assumption Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Assignment and Assumption Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and the Assignment and Assumption Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings are necessary to authorize this Agreement and the Assignment and Assumption Agreement or to consummate the transactions contemplated hereby. This Agreement and the Assignment and Assumption Agreement have been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

    4.2 ORGANIZATION. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

    4.3 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery by the Purchaser of this Agreement and the Assignment and Assumption Agreement, the consummation by the Purchaser of the transactions contemplated hereby and thereby and compliance by the Purchaser with the provisions hereof and thereof will not (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under any provision of the Organizational Documents of the Purchaser, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (c) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Contract or give to any third party any right of termination, cancellation, amendment or acceleration under any Contract, or (d) violate or conflict with any judgment, order, writ, injunction or Law applicable to the Purchaser.

    4.4 CAUSES OF ACTION. To Purchaser's the actual knowledge, it does not have any claims or causes of action against any of the Selling Parties as of the Closing Date; provided, that no representation or warranty is made as to claims or causes of action (whether actual or potential) relating, directly or indirectly, to the Joint Venture, the Interest or any other matters contemplated herein.


                                      ARTICLE V

                                     THE CLOSING

    5.1 THE CLOSING. The consummation of the assignment and transfer of the Interest (the "Closing") will take place at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, or by telecopy (with overnight hard copies to follow), as agreed to by the parties hereto, at 10:00 a.m., Chicago time, on November 12, 1996 or at such other place, time or date as may be mutually agreed in writing by the parties (the "Closing Date").

    5.2 DELIVERIES OF THE SELLING PARTIES. At the Closing, the Selling Parties will deliver to Purchaser the following:

         5.2.1 ASSIGNMENT AND ASSUMPTION AGREEMENT. An Assignment and Assumption Agreement, executed by Seller, substantially in the form attached hereto as EXHIBIT 5.2, pursuant to which (i) Seller transfers its Interest to Purchaser and (ii) Purchaser assumes Seller's duties, liabilities and obligations under the JV Agreement (the "Assignment and Assumption Agreement").

         5.2.2 RESOLUTIONS. A copy of resolutions of the Board of Directors of the Selling Parties, certified by the Secretaries thereof as duly adopted and in full force and effect, authorizing execution and delivery of this Agreement and all documents contemplated herein to which any of the Selling Parties is a party and performance by such Selling Party of the transactions contemplated herein.

         5.2.3 BOOKS AND RECORDS. The Selling Parties shall deliver to Purchaser all of the books and records of the Joint Venture in its possession.

         5.2.4 CONTRIBUTION OF CAPITAL. Documentation reasonably satisfactory to the Purchaser evidencing the contributions to capital required pursuant to Article I above.

    5.3 DELIVERIES OF PURCHASER. At the Closing, Purchaser will deliver to the Selling Parties the following:

         5.3.1 PURCHASE PRICE. The Purchase Price (less the Earnest Money Deposit), paid in the manner specified in ARTICLE II.

         5.3.2 ASSIGNMENT AND ASSUMPTION AGREEMENT. The Assignment and Assumption Agreement, executed by Purchaser.

         5.3.3 RESOLUTIONS. A copy of resolutions or minutes of the Board of Directors of the Purchaser, certified by the Secretary thereof as duly adopted and in full force and effect, authorizing execution and delivery of this Agreement and all documents contemplated herein to which Purchaser is a party and performance by Purchaser of the transactions contemplated herein.


                                      ARTICLE VI

                                   INDEMNIFICATION

    6.1  INDEMNIFICATION.

         6.1.1 INDEMNIFICATION BY PURCHASER. Purchaser will indemnify, defend and hold harmless the Selling Parties, their Affiliates and their Representatives (each, a "Seller Indemnitee") from and against any and all third party claims, demands or suits, losses, liabilities, actual or punitive damages, fines, excise taxes, penalties, obligations, payments, costs and expenses, paid or incurred, including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith (individually and collectively, "Indemnifiable Losses") relating to, resulting from or arising out of (i) a breach of any covenant or agreement hereunder or in the Assignment and Assumption Agreement or inaccuracy of Purchaser's representations and warranties set forth in ARTICLE IV or (ii) the return of records distributed on behalf of the Joint Venture (including any successor to the Joint Venture after the Closing Date) which returns are received by the Selling Parties after June 30, 1996.

         6.1.2 INDEMNIFICATION BY SELLER. The Selling Parties, jointly and severally, will indemnify, reimburse, defend, and hold harmless Purchaser and its Affiliates and Representatives (each, a "Purchaser Indemnitee") from and against all Indemnifiable Losses asserted against, resulting to, imposed on, or suffered or incurred by any Purchaser Indemnitee, directly or indirectly, as a result of:

              (i) a breach of any covenant or agreement hereunder or under the Assignment and Assumption Agreement by any of the Selling Parties or a breach or inaccuracy of any representation or warranty of the Selling Parties set forth in Article III; or

              (ii) any claims which arise as a result of any wrongful acts or wrongful failure to act by Seller, including, without limitation, a breach by Seller of its fiduciary duties as a partner in the Joint Venture.

    6.2 DEFENSE OF CLAIMS. If any Seller Indemnitee or Purchaser Indemnitee (each, an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any action or Proceeding by any person or entity that is not a party to this Agreement or an Affiliate of such party ("Third Party Claim") against such Indemnitee, with respect to which Purchaser, Seller or Private (each, an "Indemnitor") is obligated to provide indemnification under this Agreement, such Indemnitee will give Indemnitor reasonably prompt notice thereof. Indemnitor shall assume the defense of such Third Party Claim, at its own expense and by its own counsel reasonably satisfactory to such Indemnitee. Without the prior written consent of such Indemnitee, Indemnitor shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of such Indemnitee for which such Indemnitee is not entitled to indemnification hereunder. If Indemnitor fails to assume the defense of any Third Party Claim within thirty
(30) days of receipt of notice thereof or if Indemnitee reasonably believes that assuming such defense would constitute a conflict of interest on the part of Indemnitor, Indemnitee may elect to assume such defense, assisted by counsel reasonably acceptable to Indemnitor, and Indemnitor shall be liable for all reasonable costs or expenses paid or incurred in connection therewith; provided, however, that in no event may Indemnitee settle or compromise any Third Party Claim without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld. In such instance, the Indemnitee shall use its reasonable efforts to keep the Indemnitor fully informed of any action, suit or proceeding relating to such Third Party Claim, whether or not it is represented in such claim, suit or proceeding.

    6.3  LIMITATIONS.

         (a) Anything contained herein to the contrary but subject to the terms set forth in Section 6.3 (b) and (c), (i) for purposes of this Article VI, none of the Selling Parties shall have any indemnification obligation or liability to the Purchaser arising under or relating to this Agreement (whether under Article VI or under any other provision of this Agreement, including, without limitation, Articles III or otherwise), unless the aggregate amount of Indemnifiable Losses exceeds $100,000 (in which case the Selling Parties shall only be liable for the amount in excess of $100,000) (the "Basket") and (ii) in no event shall the liability of the Selling Parties under this Article VI (or under any other provision of this Agreement or otherwise) exceed $2.5 million (the "Cap"). For purposes of this Article VI, the amount of an asserted Indemnifiable Loss shall be reduced by the dollar amount of any title, casualty or other insurance proceeds actually collected (net of any deductibles) by the damaged party; provided, however, in no event shall any party be required or obligated in any manner to file any insurance claim or seek insurance coverage for any Indemnifiable Loss.

         (b) The limitations set forth in Section 6.3(a) (i.e. the Basket and Cap) shall, in no event, apply to (i) a breach by the Selling Parties of its representations and warranties contained in Sections 3.1, 3.2, 3.3 ((a) through (c)), 3.9 and the first, third and fourth full sentences of Section 3.5, (ii) a breach of the covenants and agreement set forth in Article VII below or (iii) Indemnifiable Losses incurred by Purchaser or its Affiliates as a result of any fraudulent acts (or omissions to act) by Selling Parties or its Affiliates.

         (c) The representations, warranties and indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and terminate 18 months after the Closing Date; provided, however, the representations and warranties set forth in the first, third and fourth full sentences of Section 3.5 shall survive indefinitely. In the event Seller or Purchaser incurs an Indemnifiable Loss and a claim(s) for indemnification is reported prior to the end of such 18 month period, the obligations of each party pursuant to this Article VI, solely with respect to such reported claim(s) and no other claim(s), shall be extended until such claim(s) is fully resolved and the party who incurred the Indemnifiable Loss is appropriately indemnified pursuant to the terms hereof.


                                     ARTICLE VII

                            OTHER COVENANTS AND AGREEMENTS

    7.1 ATTORNEY'S FEES. Purchaser agrees that it will pay (within 10 days of receiving both a written statement requesting such payment and the documentation required under (ii) below), on behalf of Seller, the actual attorney's fees and expenses incurred by Seller in connection with the negotiation and documentation of the transactions contemplated hereby; provided, however, (i) in no event shall Purchaser pay any amounts pursuant to this Section 7.1 in excess of $50,000 and (ii) as a condition precedent to Purchaser's obligation under this
Section 7.1, Seller shall be required to deliver reasonable supporting documentation evidencing the incurrence of such attorney's fees and expenses, including, without limitation, invoices detailing the hours spent and expenses incurred for which payment was sought.

    7.2 NO POST-CLOSING LIABILITIES. Effective as of the Closing, (i) the liabilities and obligations of the Selling Parties to the Joint Venture are terminated and the Selling Parties shall not have any obligation to fund any liabilities of the Joint Venture after the Closing Date and (ii) all liabilities and obligations of the Joint Venture to the Selling Parties, other than pursuant to Section 7.4 hereof, are terminated and the Selling Parties shall be deemed to have waived any claims for payment of distributions or otherwise by the Joint Venture. The parties agree that the preceding sentence shall not in any manner derogate or limit the Selling Parties' obligations under this Agreement, including, without limitation, its indemnification obligations under Article VI.

    7.3 CLOSING EXPENSES AND RELATED TAXES. Each of the Selling Parties, on the one hand and Purchaser, on the other hand, shall pay at the Closing fifty percent (50%) of any stamp or other sales, transfer or transaction tax ("Transfer Tax") imposed under the laws of the United States or any state, county, municipality or other subdivision thereof on the sale of the Interest by Seller to Purchaser (including any indirect assessments of Transfer Tax, if applicable).

    7.4 RELEASED PRODUCT. The parties hereto agree that all of the terms, conditions and intent of Section 8 of that certain Letter Agreement, by and between Seller and Purchaser, dated June 1996 (the "Letter Agreement") is hereby incorporated by reference and made a part hereof. BMG agrees (i) to abide by the provisions of such section in all respects and (ii) to continue to distribute the Released Products upon the same terms and conditions and consistent with past practices, as prior to the Closing. Other than Section 8 of the Letter Agreement (and the meaning of the defined terms included within Section 8 of the Letter Agreement), this Agreement supersedes the Letter Agreement and in the event of any conflict between this Agreement and the Letter Agreement, this Agreement shall prevail.

    7.5 CONSENT. HOB and BMG hereby acknowledge and consent to the sale by Seller to Purchaser of the Interests pursuant to the terms and conditions set forth herein.


                                     ARTICLE VIII

                               MISCELLANEOUS PROVISIONS

    8.1 NOTICES. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

         (a)  If to Purchaser, to:

              Platinum Entertainment, Inc.
              2001 Butterfield Road, Suite 1400
              Downers Grove, Illinois  60515
              Facsimile No.:  (630) 769-0049
              Attention:  Steven Devick

              With a copy to:

              Katten Muchin & Zavis
              525 West Monroe Street
              Suite 1600
              Chicago, Illinois  60661
              Facsimile No.:  (312) 902-1061
              Attention:  Matthew S. Brown, Esq.

         (b)  If to the Selling Parties, to:

              Private Music
              8750 Wilshire Boulevard
              Beverly Hills, California  90211
              Facsimile No.:  310-358-4509
              Attention:  Giulio Proietto

              With a copy to:

              Grubman Indursky Schindler & Goldstein, P.C.
              152 West 57th Street, 31st Floor
              New York, New York  10019
              Facsimile No.:  212-554-0444
              Attention:  Donald R. Friedman, Esq.

or to such other address or addresses as any party may from time to time designate as to itself by like notice. Any notice so given shall be deemed to be delivered or made on (and with respect to any notice of a claim under Article VI above filed) the next business day sent by a nationally recognized overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Central Daylight time (with an electronic confirmation of receipt) or on the 4th business day after the same is deposited in the United States mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice not given, delivered or made by registered or certified mail, by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made (and with respect to any notice of a claim under Article VI above filed) upon receipt of the same by the party to whom the same is to be given, delivered or made.

    8.2 EXPENSES. Except as otherwise expressly provided herein, and whether or not a Closing shall occur, each of the parties shall pay all expenses incurred by it in connection with or incident to the negotiation and preparation of this Agreement.

    8.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.4 ENTIRE AGREEMENT. Subject to the terms of Section 7.4 above, this Agreement (together with the Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser, on the one hand, and any of the Selling Parties, on the other hand (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Schedules hereto) constitute the entire agreement by and among the parties.

    8.5 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may be amended or supplemented at any time by additional written agreements executed by both parties hereto.

    8.6 BROKERS. The parties hereto hereby each represent and warrant to the other that neither has retained the services of a broker in connection with this transaction.

    8.7 GOVERNING LAW. The validity, performance and enforcement of this Agreement and all documents contemplated herein, unless expressly provided herein or therein to the contrary, shall be governed by the Laws of the State of Illinois, without giving effect to the principles of conflicts of law thereof.

    8.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

    8.9 TITLES AND HEADINGS. Titles and headings to Articles or Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    8.10 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS.

         (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to the Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, and (iii) words in the singular include the plural and VICE VERSA.

         (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         (c) For purposes of this Agreement, the following terms have the meanings set forth below:

              "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person; provided that the Joint Venture shall not be deemed to an Affiliate of HOB, the Purchaser or either of the Selling Parties.

              "CONTRACT" shall mean any indenture, deed of trust, mortgage, loan agreement, or other document or instrument or agreement, oral or written, to which any of the Selling Parties are a party or by which any of the Selling Parties' assets or properties are bound; provided, for purposes of Section 4.3, "Contract" shall refer to any such Contract to which the Purchaser is a party or by which any of the Purchaser's assets or properties are bound.

              "DISCLOSURE LETTER" shall means the letter delivered by the Seller and Private to Purchaser concurrently with the execution and delivery of this Agreement.

              "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state, local, domestic or foreign.

              "LAWS" shall mean all laws, rules, regulations, ordinances, decrees and orders of all applicable Federal, state, city and other Governmental Authorities.

              "ORDER" shall mean any order, decree, injunction, judgment, edict, ruling, assessment, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

              "ORGANIZATIONAL DOCUMENTS" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws,
         (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, (v) with respect to a joint venture, any joint venture document, and (v) all other similar organizational documents.

              "PERSON" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

              "REPRESENTATIVE" shall mean, with respect to any Person, any director, officer, employee, agent, advisor, counsel, accountant, lender or other representative of such Person or of any Affiliate of such Person or any Representative of any of the foregoing.

    8.11 CROSS-REFERENCES. If a document or matter is disclosed in any Exhibit or Schedule to this Agreement in connection with a representation or warranty made herein, it shall be deemed to be disclosed with respect to the same matter addressed elsewhere in this Agreement without the necessity of specific repetition or cross-reference.

    8.12 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

    8.13 ASSIGNMENT. No party shall not have the right to assign their rights or delegate their obligations under this Agreement without the prior written consent of all of the other parties hereto.

    8.14 STRICT CONSTRUCTION. The language used in this Agreement will be deemed the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.


                                    *  *  *  *  *

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                       PRIVATE, INC.


                                       By:        /s/ GIULIO PROIETTO
                                                  ------------------------------
                                       Name:      Giulio Proietto
                                                  ------------------------------
                                       Title:     Senior Vice President
                                                  ------------------------------


                                       PLATINUM ENTERTAINMENT, INC.


                                       By:        /s/ STEVEN DEVICK
                                                  ------------------------------
                                       Name:      Steve Devick
                                                  ------------------------------
                                       Title:     Chief Executive Officer
                                                  ------------------------------


                                       HOUSE OF BLUES RECORDS, INC., solely
                                       with respect to Article III-A and
                                       Section 7.5


                                       By:        /s/ GREGORY A. TROJAN
                                                  ------------------------------
                                       Name:      Gregory A. Trojan
                                                  ------------------------------
                                       Title:     President & Chief
                                                  Executive Officer
                                                  ------------------------------


                                       BERTELSMAN MUSIC GROUP, INC.


                                       By:        /s/ STANLEY H. SCHNEIDER
                                                  ------------------------------
                                       Name:      Stanley H. Schneider
                                                  ------------------------------
                                       Title:     Asst. Secretary
                                                  ------------------------------